Exhibit 10.1
Attachment B

MARATHON OIL COMPANY
EXCESS BENEFIT PLAN

(Amended and Restated as of January 1, 2006)

First Amendment
Effective June 1, 2006

WHEREAS, effective January 1, 2006, Marathon Oil Company (the “Company”) adopted an amended and restated version of the Marathon Oil Corporation Excess Benefit Plan (the “Plan”); and

WHEREAS, pursuant to Article VII of the Plan, the Vice President of Human Resources of the Company has authority to approve certain amendments to the Plan; and

WHEREAS, Ms. Eileen M. Campbell currently serves as the Vice President of Human Resources for the Company.

NOW, THEREFORE, Marathon Oil Company, having established the Plan and having reserved the right to amend the Plan in Article V thereof, does hereby amend the Plan, effective as of June 1, 2006, as follows:

1. Section C of Article II of the Plan is hereby replaced in its entirety with the following:

“C. Marathon Oil Corporation (MRO) and Marathon Oil Company (MOC) employees in compensation Grade 19 and above who are limited to contributing an amount to their MSP Account which is less than the maximum potential amount of contributions that could be matched by Company Contributions under the Thrift Plan (i) because of the results of the Actual Deferral Percentage test, or (ii) because of the attainment of the annual dollar limitation on MSP Contributions, and who:

1. continue to contribute their maximum permissible amount to the MSP Account as determined under the Thrift Plan; and

2. are not suspended from making After-Tax Contributions under the terms of the Thrift Plan.

Effective January 1, 2006, any Excess Thrift accruals for employees eligible for the Marathon Oil Company Deferred Compensation Plan shall accrue under the Deferred Compensation Plan rather than the MOC Excess Benefit Plan, regardless of whether the eligible employee elects to participate in the Deferred Compensation Plan.”

2. Section A of Article III of the Plan is hereby replaced in its entirety with the following:

“A. Amount of Excess Retirement Benefit

The amount of Excess Retirement Benefit which a Participant or Beneficiary is entitled to receive shall be equal to the excess of (1) over (2) below:

(1) The amount of benefit which such Participant or Beneficiary would be entitled to receive under the Retirement Plan if such benefit were computed without giving effect to the limitations referenced under Article II, Section A of this Plan and including elected deferred compensation contributions as permitted under the Marathon Oil Company Deferred Compensation Plan; less

(2) The amount of benefit which such Participant or Beneficiary is entitled to receive under the Retirement Plan.

Marathon Oil Corporation (MRO) and Marathon Oil Company employees (MOC) who are MRO Officers in compensation Grade 19 and above, or Eligible Grandfather Employees, shall be entitled to an additional Excess Retirement Benefit equal to the difference between (3) and (4) below (“Special Excess Bonus Recognition”):

(3) An amount calculated under the Retirement Plan benefit formula, without regard to any IRC-mandated limitations and including elected deferred compensation contributions as permitted under the Marathon Oil Company Deferred Compensation Plan, and substituting the following Final Average Pay (FAP) definition for the definition of “Final Average Pay” contained in the Retirement Plan:

Final Average Pay shall be the highest pay, excluding bonuses, of a member for any consecutive 36-month period during the last ten years of employment plus the highest three bonuses paid out of the last 10 years (not necessarily consecutive), divided by 36.

(4) An amount as normally determined under the Retirement Plan, plus any retirement benefit otherwise payable under the Excess Benefit Plan (i.e., exclusive of any benefits attributable to the calculation in (3) above).

For purposes of the calculations in (3) and (4) of this section (Article III, Section A) “Eligible Grandfather Employee” means any current MRO and MOC employee eligible for Special Excess Bonus Recognition under Article III, Section A of this Plan prior to August 27, 2003. However, an individual’s Eligible Grandfather Employee status shall permanently cease upon termination, retirement, or death as an active employee.”

Attachment B

MARATHON OIL COMPANY
DEFERRED COMPENSATION PLAN

(Amended and Restated as of January 1, 2006)

First Amendment
Effective June 1, 2006

WHEREAS, effective January 1, 2006, Marathon Oil Company (the “Company”) adopted an amended and restated version of the Marathon Oil Corporation Deferred Compensation Plan (the “Plan”); and

WHEREAS, pursuant to Article X of the Plan, the Vice President of Human Resources of the Company has authority to approve certain amendments to the Plan; and

WHEREAS, Ms. Eileen M. Campbell currently serves as the Vice President of Human Resources for the Company.

NOW, THEREFORE, Marathon Oil Company, having established the Plan and having reserved the right to amend the Plan in Article X thereof, does hereby amend the Plan, effective as of June 1, 2006, as follows:

1. Section 1.8 of the Plan is hereby replaced with the following:

“1.8 “Eligible Employee” means a Marathon Oil Corporation Officer in Grade 19 and above whose Compensation is equal to or greater than the amount that is provided in Code section 414(q)(1)(B), as adjusted annually pursuant to the last paragraph of Code section 414(q)(1).”

2. Article I of the Plan is hereby amended by inserting the following new Section 1.9 therein and renumbering the subsequent sections accordingly:

“1.9 “Eligible Grandfather Employee” means a Marathon Oil Corporation employee or a Marathon Oil Company employee who, prior to August 27, 2003, was in compensation Grade 19 and above or a Vice President and above and whose Compensation is equal to or greater than the amount that is provided in Code section 414(q)(1)(B), as adjusted annually pursuant to the last paragraph of Code section 414(q)(1); provided, however, that an individual’s Eligible Grandfather Employee status shall permanently cease upon termination, retirement, or death as an active employee.”

3.	New Section 1.14 of the Plan is hereby replaced with the following:

“1.14 “Participant” means an Eligible Employee or Eligible Grandfathered Employee who elects to participate in and/or receives contributions under the MOC-DCP pursuant to Article III or Article IV of this MOC-DCP.”

4. Article II of the Plan is hereby replaced with the following:

“Any Eligible Employee or Eligible Grandfathered Employee shall be eligible to participate in this Marathon Oil Company Deferred Compensation Plan (MOC-DCP).”

Reviewed:
/s/ Thomas Standley	05/12/06

Law /s/ Michol Ecklund	Date 05/12/06

Tax Approved:	Date
/s/ Eileen M. Campbell	05/15/06

Eileen M. Campbell	Date

Vice President, Human Resources
MOC

Note: The above approval signatures also constitute the execution of the amended Articles of the respective Plan texts attached in Attachment B for Marathon Oil Company.